                                                                    EXHIBIT 99.3





                        CALIFORNIA PIZZA KITCHEN, INC.

                    1990 EMPLOYEE EQUITY PARTICIPATION PLAN
                    ---------------------------------------
                        1990 EMPLOYEE STOCK OPTION PLAN

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
1.   DEFINITIONS..........................................................     1
     -----------
     1.1.  "Board"........................................................     1
            -----
     1.2.  "Code".........................................................     1
            ----
     1.3.  "Common Stock".................................................     1
            ------------
     1.4.  "Company"......................................................     1
            -------
     1.5.  "Discharge for Cause"..........................................     1
            -------------------
     1.6.  "ISO"..........................................................     2
            ---
     1.7.  "NQSO".........................................................     2
            ----
     1.8.  "Option".......................................................     2
            ------
     1.9.  "Option Agreement".............................................     2
            ----------------
     1.10. "Participant"..................................................     3
            -----------
     1.11. "Plan".........................................................     3
            ----

2.   PURPOSE OF THE PLAN..................................................     3
     -------------------

3.   ADMINISTRATION OF THE PLAN...........................................     3
     --------------------------
     3.1.  Administration; Powers of the Board............................     3
           -----------------------------------
     3.2.  Terms of Options...............................................     4
           ----------------

4.   STOCK SUBJECT TO PLAN................................................     5
     ---------------------
     4.1.  Class of Stock Subject to Plan.................................     5
           ------------------------------
     4.2.  Number of Shares of Common Stock Subject to Plan...............     5
           ------------------------------------------------

5.   ELIGIBILITY..........................................................     5
     -----------
     5.1.  Persons Eligible to be Participants............................     5
           -----------------------------------
     5.2.  Leaves of Absence..............................................     6
           -----------------
     5.3.  Employment; Continuation of Relationship.......................     6
           ----------------------------------------
     5.4.  Discharge for Cause............................................     7
           -------------------
     5.5.  Death or Disability............................................     7
           -------------------

6.   OPTION PRICE.........................................................     8
     ------------
     6.1.  Option Price...................................................     8
           ------------
     6.2.  Payment of Option Price........................................    10
           -----------------------
     6.3.  Option Price for ISOs Granted to 10% Stockholders..............    11
           -------------------------------------------------
     6.4.  Method of Exercise of Options..................................    11
           -----------------------------

7.   TERM OF OPTIONS......................................................    11
     ---------------
     7.1.  Term of Options................................................    11
           ---------------
     7.2.  Exercisability of Options; Installments........................    12
           ---------------------------------------
     7.3.  Fractional Shares; Minimum Purchase............................    12
           -----------------------------------
     7.4.  Limitation on Exercise of ISOs.................................    12
           ------------------------------
     7.5.  Obligations of Successor Corporation...........................    13
           ------------------------------------

8.   ADJUSTMENT OF OPTIONS................................................    14
     ---------------------
     8.1.  Adjustment For Certain Transactions............................    14
           -----------------------------------
     8.2.  Determination of Adjustment....................................    15
           ---------------------------

9.   WITHHOLDING..........................................................    15
     -----------
     9.1.  Withholding....................................................    15
           -----------

                                      (i)

10.  TRANSFERABILITY......................................................   15
     ---------------
     10.1. Options Non-Transferable.......................................   15
           ------------------------
     10.2. Common Stock Not Freely Transferable...........................   16
           ------------------------------------

11.  CANCELLATION AND REISSUANCE..........................................   17
     ---------------------------
     11.1. Cancellation and Reissuance of Options.........................   17
           --------------------------------------

12.  AMENDMENT............................................................   17
     ---------
     12.1. Amendments to Plan.............................................   17
           ------------------
     12.2. Effect of Termination of Plan..................................   18
           -----------------------------

13.  RIGHTS OF PARTICIPANTS...............................................   18
     ----------------------
     13.1. Rights Prior to Exercise of Options............................   18
           -----------------------------------
     13.2. Plan and Options Subject to Securities Laws....................   18
           -------------------------------------------
     13.3. Limitation on Grants Pursuant to Plan..........................   18
           -------------------------------------

14.  ADOPTION OF PLAN; EFFECTIVE DATE; AMENDMENTS.........................   19
     --------------------------------------------
     14.1. Adoption; Effective Date of Plan...............................   19
           --------------------------------
     14.2. Effective Date of Grant of Options.............................   19
           ----------------------------------
     14.3. Termination of Plan............................................   19
           -------------------

                                     (ii)

                        CALIFORNIA PIZZA KITCHEN, INC.

                        1990 EMPLOYEE STOCK OPTION PLAN


     1.   DEFINITIONS.
          -----------

     As used in this Plan, the following words and phrases shall have the meanings set forth below:


          1.1. "Board" shall mean the duly elected Board of Directors of the
                -----
Company, as the same may be constituted from time to time hereafter. In the event that the Board shall, at any time, delegate any of its duties hereunder to a committee of the Board, all references herein to the Board shall include such committee.


          1.2. "Code" shall mean the Internal Revenue Code of 1986, as amended.
                ----



          1.3. "Common Stock" shall mean shares of the Company's authorized
                ------------
class of common stock, or any shares or securities into which such common stock may be converted or for which such common stock may be exchanged.


          1.4. "Company" shall mean CALIFORNIA PIZZA KITCHEN, INC., a California
                -------
corporation. References to the Company shall also include any parent or subsidiary of the Company (as those terms are defined in Section 425 of the Code).


          1.5. "Discharge for Cause" shall mean, with respect to any officer,
                -------------------
employee, consultant or agent of the Company, the termination of such person's employment or retention of services for: (i) malfeasance, misfeasance or negligence in performing his duties as an officer, employee, consultant or agent of the Company; (ii) an act of embezzlement or fraud, or conviction of any crime involving moral turpitude, (iii) any breach of the terms or conditions of any agreement pursuant to which such person is employed or retained, or (iv) conduct which the Board in good faith determines has reflected or may reflect so seriously on the Company's public reputation that the Company's business interests would be prejudiced if the person were retained as an officer, employee, consultant or agent of the Company.


          1.6. "ISO" shall mean any Incentive Stock Option defined under Section
                ---
422A of the Code and granted pursuant to this Plan.


          1.7. "NQSO" shall mean any option which is not an ISO granted pursuant
                ----
to this Plan.


          1.8. "Option" shall mean any ISO or NQSO granted pursuant to this
                ------
 Plan.


          1.9. "Option Agreement" shall mean option agreements entered into
                ----------------
between the Company and a Participant in the Plan to reflect the grant of an Option to such Participant. Option Agreements reflecting the grant of an ISO shall be substantially in the form attached hereto as Exhibit A, and Option
                                                      ---------
Agreements
reflecting the grant of a NQSO shall be substantially in the form attached hereto as Exhibit B.
          ---------

          1.10.  "Participant" shall mean a person who is eligible to be
                  -----------
granted an Option under this Plan, and is granted an Option.


          1.11.  "Plan" shall mean this 1990 Employee Stock Option Plan, as the
                  ----
same may be amended from time to time hereafter.


     2.   PURPOSE OF THE PLAN.
          -------------------

     The purpose of this Plan is to provide an opportunity for employees, officers, directors, consultants and agents of the Company, to obtain the benefits of equity ownership in the Company, through the purchase of Common Stock pursuant to Options, including options qualified as Incentive Stock Options under Section 422A of the Code.

          The objective underlying the Plan is to retain the services of the Company's employees, officers, directors, consultants and agents by providing them with the opportunity to acquire a proprietary interest in the Company, which will be an incentive to increase the Company's earnings.


     3.   ADMINISTRATION OF THE PLAN.
          --------------------------

          3.1.   Administration; Powers of the Board. The Plan shall be
                 -----------------------------------
administered by the Board. Subject to the express provisions of the Plan, the Board shall, in connection with administering the Plan, have the following authority:

               (a) to construe, interpret, and define the terms used in the Plan;

               (b) to prescribe, amend and rescind rules and regulations relating to the administration of the Plan;

               (c) to approve and grant leaves of absence from employment and to determine the duration and purpose of leaves of absence that may be granted to Participants in the Plan which will not terminate the employees' participation in the Plan pursuant to the Code and the Treasury Regulations promulgated thereunder;

               (d)  to grant ISOs and NQSOs under the Plan; and

               (e) to make all other determinations necessary or advisable to administer the Plan.

          3.2. Terms of 0ptions. The Board may include in any Option
               ----------------
Agreement any other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Board, and shall include such terms, provisions and conditions as are necessary to qualify each option intended to be an ISO as an "Incentive Stock Option" as defined in Section 422A of the Code. The determination of the Board on the matters referred to in this Paragraph shall be conclusive.

     4.   STOCK SUBJECT TO PLAN.
          ---------------------

          4.1. Class of Stock Subject to Plan. The stock to be offered for
               ------------------------------
purchase pursuant to Options granted under the Plan shall be shares of the Company's authorized but unissued Common Stock.

          4.2. Number of Shares of Common Stock Subject to Plan. Subject to
               ------------------------------------------------
adjustment as provided in Paragraph 8.1, the aggregate number of shares of the Company's Common Stock to be delivered upon exercise of the Options granted under the Plan shall not exceed One Million (1,000,000) shares of Common Stock as reduced by the number of shares of Common Stock granted as stock bonuses pursuant to the Company's 1990 Employee Stock Bonus Plan. If any Option shall expire or terminate for any reason without having been exercised in full, the unpurchased Common Stock shall revert to the Plan and shall again be shares on which Options may be granted under the Plan.

     5.   ELIGIBILITY.
          -----------

          5.1. Persons Eligible to be Participants. Key employees, officers,
               -----------------------------------
directors, consultants and agents of the Company shall be eligible to participate in the Plan, but only directors, consultants and agents of the Company who are also employees shall be eligible to receive ISOs. Any person so eligible to whom the Board determines to grant Options or Stock Bonuses shall be a Participant in the Plan. No Participant who is otherwise eligible shall be disqualified to receive an Option or Stock Bonus merely because he is already a shareholder of the Company or merely because he is a Board member. The Board shall identify those individuals who shall be granted Options, determine whether such Options shall be ISOs or NQSOs, set the terms and provisions of the respective Option Agreements pursuant to which the Options are granted, (such Option Agreements need not be identical among the individuals receiving Options), fix the time such Options shall be granted and the number of shares of Common Stock subject to each Option, and grant the Options. The Board may grant additional Options to a Participant provided the Board determines the Participant is then still eligible for the type of Option to be granted.

          5.2. Leaves of Absence. In the event any Participant is granted an
               -----------------
approved leave of absence, the Board, in its sole and entire discretion, may determine pursuant to the Code and the Treasury Regulations promulgated thereunder, the duration and purpose of such leave of absence during which such person may remain a Participant in the Plan and during which any exercise periods under any Option Agreement shall be suspended, except that in no event shall an Option be exercised after the expiration of such Option.

          5.3. Employment; Continuation of Relationship.
               ----------------------------------------

               (a) Notwithstanding the provisions contained in the Plan or in any Option Agreement, no officer, employee, consultant or agent has any right to continued employment or retention of services by the Company. The Company may terminate the employment of an officer or employee, or the services of a consultant or agent, at any time or increase or decrease such person's compensation from the rate in existence at the time of the granting of an Option. Nothing contained in the Plan or in any Option Agreement shall affect the other contractual rights of an officer, employee, consultant or agent.

               (b) If a Participant ceases to be employed or retained by the Company for any reason other than death, disability or Discharge for Cause, any
                       ----- ----
ISO shall (and NQSOs may, at the discretion of the Board), subject to earlier termination pursuant to any other provision of this Plan, expire three months thereafter (or after such shorter period as may be provided in the Option Agreement) and, during the period after such person ceases to be employed or retained, Options shall be exercisable only as to that number of shares which the Participant could have purchased as of the date of termination of employment or retention.

          5.4. Discharge for Cause. Notwithstanding any other provision
               -------------------
contained herein, in the event a Participant is Discharged for Cause before exercising Options granted to him, all rights and benefits with respect to such unexercised Options shall immediately be deemed canceled and may not be exercised.


          5.5. Death or Disability. If any Optionee (i) dies while employed by
               -------------------
the Company or during the three month period after termination of his employment, or (ii) becomes disabled within the meaning of Section 22(e)(3) of the Code, and his employment is terminated as a result of the disabling event, then his ISOs shall (and NQSOs may, at the discretion of the Board), subject to earlier termination pursuant any other provision of this Plan, expire one year after the Optionee ceases to be an employee of the Company (or after such shorter period as may be provided in the Option Agreement). During the one year period the Optionee, or if the Optionee has died the person or persons to whom the Optionee's rights under the Option have passed by will or by applicable laws of descent and distribution, may, to the extent of the number of Shares exercisable as of the date of the termination of his employment, exercise the Option.

     6.   OPTION PRICE.
          ------------

          6.1. Option Price. The exercise price per share of Common Stock
               ------------
purchasable under Options granted pursuant to the Plan shall be determined by the Board. In every case the exercise price of any ISO shall not be less than one hundred percent (100%) of fair market value (as defined below) of the Common Stock on the day the ISO is granted, unless the provisions of Paragraph 6.3 of this Plan require that the price be at least one hundred and ten percent (110%) of fair market value of the Common Stock. For the purposes of the Plan, the fair market value of the Common Stock shall be the average of the representative closing bid and asked quotations for one share of Common Stock on the date in question as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). If there are no such quotations for the Common

Stock reported on NASDAQ on such date then the closing representative bid and asked quotations as reported on NASDAQ on the next preceding day on which such closing quotations are reported shall be determinative of fair market value. If the Common Stock is not then listed or admitted for quotation on NASDAQ, the fair market value of a share of Common Stock shall be either:

          (a) the average of the fair market value as of the date of grant as set forth in the opinions of completely independent and well-qualified experts;


          (b) as determined in accordance with Regulations to be issued by the Department of Treasury under Code Section 422A; or


          (c) as determined by the good faith valuation by the Board by taking the following factors into consideration: (i) the Company's net worth, prospective earning power and dividend-paying capacity; (ii) the goodwill of the business; (iii) the economic outlook in the particular industry in which the Company competes; (iv) the Company's position in such industry and its management; (v) the degree of control of the business represented by the shares of stock to be valued which are the subject of the options being granted ("option stock"); (vi) the values of securities of corporations engaged in the same or similar lines of business which are listed on a stock exchange; (vii) the amount of discount to be applied to the preliminary fair market value of the option stock as a result of any restrictions imposed on the resale of the option stock; and (viii) any other factors deemed relevant by applicable Treasury Regulations or published rulings of the Internal Revenue Service. In the event that such fair market value is determined in accordance with the method described in this Paragraph 6.1(c), complete financial and other data upon which the valuation is based shall be reflected in the minutes maintained by the Board, including copies of reports of any examinations of the Company made by accountants or technical experts as of or near the applicable valuation date.

          6.2. Payment of Option Price. Payment must be by (1) cash, (2)
               -----------------------
certified or cashier's check, (3) stock of the Company, the fair market value of which is at least equal to the aggregate exercise price under the Option, provided, however, that payment of the exercise price for any ISO may not be by "statutory option stock" (as defined in Section 425(c)(3)(B) of the Code) unless the applicable holding period requirements specified in Section 425(c)(3)(A)(ii) for the statutory option stock have been met, (4) any combination of such items, or (5) such other consideration as the Board may approve, as set forth in any Option Agreement, at the time the Option is granted or at such other time, so long as the fair market value of such consideration, as determined in accordance with Sections 1274 and 483 of the Code, is required by the Option Agreement to be no less than the exercise price per share of the Option multiplied by the number of shares of Common Stock being purchased thereunder.

          6.3. 0ption Price for ISOs Granted to 10% Stockholders.
               -------------------------------------------------

If ISOs are granted to any person owning, at the time of the grant of the ISOs, percent (10%) or more of the total combined voting power of all classes of stock of the Company, the Option price for such ISOs must be at least one hundred and ten percent (110%) of the fair market value (computed at the time the Option is granted) of the shares of Common Stock subject to the ISO, and such ISO, by its terms, must expire not later than the day prior to the fifth anniversary of the date on which the ISO was granted.

          6.4. Method of Exercise of Options.  Options may be exercised only by
               -----------------------------
written notice to the Company, stating the number of Shares being purchased and accompanied by payment in full of the Option price for the number of shares being purchased. The Company's obligation to deliver shares of Common Stock upon exercise of an Option granted under this Plan shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

     7.  TERM OF OPTIONS.
         ---------------

          7.1. Term of Options.  Each Option and all riqhts or obligations under
               ---------------
the Option by its terms shall expire on such date as the Board determines, but not later than the day prior to the tenth anniversary of the date on which the Option is granted, except where earlier termination is required under the Plan; provided, that ISOs subject to the provisions of Paragraph 6.3 of the

Plan shall expire not later than the day prior to the fifth anniversary of the date on which the ISO is granted.

          7.2.  Exercisability of Options: Installments.  Each Option shall be
                ---------------------------------------
exercisable, and the total number of shares of Common Stock subject to the Option shall be purchasable, in such installments as the Board shall determine. Except as otherwise provided for by the Board on the grant of the Option, any Option shall become exercisable in five (5) equal annual installments, commencing one year after the date of the grant of the Option: provided, however, that in no event shall any option become exercisable in annual installments where the portion which first becomes exercisable in any subsequent year is greater than the portion which first becomes exercisable in any earlier year.

          7.3. Fractional Shares: Minimum Purchase.  No Option or installment
               -----------------------------------
thereof shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. A minimum of ten (10) shares of Common Stock may be purchased at any one time unless the number purchased is the total number available for purchase under the Option at the time.

          7.4. Limitation on Exercise of ISOs.  Notwithstanding any contrary
               ------------------------------
provision of this Plan, the aggregate fair market value (determined as of the time any Option is granted hereunder) of the Shares with respect to which any Option is exercisable for the first time by the holder thereof in any calendar year (under all plans of the Company and any parents and subsidiaries) shall not exceed One Hundred Thousand Dollars ($100,000).

          7.5.  Obligations of Successor Corporation.  In the event of the
                ------------------------------------
merger of the Company into, consolidation of the Company with, or sale or other transfer of all or substantially all of the assets of the Company to, another corporation pursuant to action by the Board, the terms of that transaction must require either: (i) that the surviving, resulting or acquired corporation assume the Options or substitute new options for the Options, or (ii) that the Board cause written notice of the transaction (including the anticipated effective date of the transaction) to be given to the Participants not less than 60 days prior to the anticipated effective date of the proposed transaction which notice shall state that any Options not exercisable on that date which is 10 days before the anticipated effective date specified in the notice shall become exercisable on that date.

          Participants who wish to exercise Options under the circumstances set forth in this Paragraph 7.5(ii) may do so by so notifying the Company in writing, and may condition the exercise of the Options upon, and provide that each exercise of Options shall become effective at the time of, but immediately before, the consummation of the transaction, in which event Optionee need not make payment for the shares of Common Stock to be purchased upon exercise of such Options until five days after written notice by the Company to the Participants that the transaction has been consummated. If the transaction is consummated, the Options remaining unexercised on the transaction date specified in the notice to the Participants shall terminate on the date such transaction is consummated. If the transaction is abandoned, (a) shares of Common Stock subject to unexercised Options shall continue to be reserved for issuance and available for purchase in accordance with the Plan and (b) to the extent that any Option not exercised before such abandonment shall have become exercisable solely by operation this of Paragraph 7.5(ii), acceleration of the right to exercise the Options shall be deemed annulled, and the Options shall become exercisable at the times and in the amounts as otherwise provided under the Plan and Option Agreement as in the effect at the date of abandonment.

      8.  ADJUSTMENT OF OPTIONS.
          ---------------------

          8.1.  Adjustment For Certain Transactions.  If the outstanding shares
                -----------------------------------
of the Common Stock of the Company are increased, decreased, or converted into, or exchanged for, a different number or kind of shares of securities of the Company through a reorganization, merger, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which Options may be granted. A corresponding adjustment changing the number or kind of shares of Common Stock and the exercise price for each share allocated to unexercised Options or portions thereof, which Options shall have been granted prior to any such change, shall likewise be made. Any such adjustment, however, in an outstanding Option shall be made without change in the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share of Common Stock covered by the Option.

          8.2.  Determination of Adjustment. The type and extent of any
                ---------------------------
adjustments under Paragraph 8.1 shall be made by the Board and shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan on account of any such adjustment.

     9.   WITHHOLDING.
          -----------

          9.1.  Withholding. Notwithstanding any other term or provision of this
                -----------
Plan, all Option Agreements for NQSOs granted under this Plan shall contain a provision whereby the recipient agrees and acknowledges that the NQSO so granted constitutes compensation to the recipient upon exercise, that the NQSO is subject to withholding upon exercise, and that the Company is expressly authorized to withhold from any amounts due to the recipient, expressly including but not limited to salary or other compensation payable to such recipient, the amount of any taxes or withholding determined by the Company to be necessary or appropriate under all then-current laws, rules or regulations relating to such bonuses or to withholding.

     10.  TRANSFERABILITY.
          ---------------

          10.1. 0ptions Non-Transferable. ISOs granted under the Plan shall
                ------------------------
(and NQSOs, may, at the discretion of the Board), by their terms, be non-transferable by the Participant other than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.


          10.2. Common Stock Not Freely Transferable. Shares issued upon the
                ------------------------------------
exercise of an option will be "restricted securities" as that term is defined in the Securities Act of 1933 and the regulations promulgated thereunder (the "Securities Act") and will not be freely transferable by the Participant. Upon the exercise of an Option, unless there is in effect at the time under the Securities Act a registration statement relating to the stock issuable upon exercise of the Option, and unless there is available for delivery to the Participants a prospectus meeting the requirements of Section 10(a)(3) of said Act, each Participant shall, if requested by the Company, represent and warrant in writing, in a form and substance satisfactory to the Company, that the shares of Common Stock purchased are being acquired for investment and without any view toward distribution, and shall agree in writing to the imposition of legends on the share certificates setting forth any restrictions upon disposition under applicable securities laws. No Common Stock shall be purchased upon the exercise of any Option unless and until there has been full compliance with any then applicable requirements of the Securities and Exchange Commission, the California Commissioner of Corporations, or other regulatory agencies having jurisdiction, and of any securities exchanges upon which the shares of Common Stock of the Company may be listed.

     11.  CANCELLATION AND REISSUANCE.
          ---------------------------

          11.1. Cancellation and Reissuance of Options. The Board shall have the
                --------------------------------------
authority to effect, at any time and from time to time, with the consent of the affected Participants, the cancellation of any or all outstanding Options under the Plan and to grant in substitution therefor new options under the Plan covering the same or different number of shares of Common Stock but having an Option price per share not less than the fair market value on the new grant date as determined pursuant to Paragraph 14.2 and provided further that the amount of new options shall be included in determining the amount of shares of Common Stock with respect to which Options become exercisable for the first time in any year, which shall not exceed an aggregate fair market value of One Hundred Thousand Dollars ($100,000) as provided in Paragraph 7.4 hereof.

     12.  AMENDMENT.
          ---------

          12.1. Amendments to Plan. The Board may, at any time, suspend, amend
                ------------------
or terminate the Plan without further action on the part of the stockholders of the Company, provided that, except as set forth in Paragraph 8.1 above, no amendment may be adopted without further approval of the shareholders of the Company if it will:

                (a) increase the number of shares which are to be reserved for Options under the Plan:

                (b) extend the maximum term of an Option; or

                (c) change the designation of the class of persons eligible to receive Options.

          12.2. Effect of Termination of Plan. If the Plan is terminated by the
                -----------------------------
Board, no Option may be granted after the termination. The amendment or termination of the Plan shall not, without the consent of the Participants, affect the Participants' rights under Options already granted.

     13.  RIGHTS OF PARTICIPANTS.
          ----------------------

          13.1. Rights Prior to Exercise of Options. Participants shall not be
                -----------------------------------
entitled to the privileges of stock ownership (including without limitation the right to vote and the right to receive dividends) as to any shares of Common Stock underlying Options granted hereunder unless and until the Option is duly exercised and any conditions to the issuance of the underlying Common Stock have been satisfied.

          13.2. Plan and Options Subject to Securities Laws. The Plan, and the
                -------------------------------------------
grant and exercise of Options under the Plan, and the Company's obligation to sell and deliver shares of Common Stock upon exercise of the Options, shall be subject to all applicable federal and state laws, rules and regulations and must be approved by any regulatory agencies as may be required or advisable in the opinion of the Company or its counsel. Under no circumstances must the Company issue fractional shares upon the exercise of an Option.


           13.3.  Limitation on Grants Pursuant to Plan. Notwithstanding any
                  -------------------------------------
other term or provision of this Plan, the aggregate amount of Options granted by the Company, in addition to the number of shares of Common stock granted as stock bonuses under the Company's 1990 Employee Stock Bonus Plan, shall not exceed the limitations of Rule 701(b)(5) of the Securities and Exchange Commission.


     14.  ADOPTION OF PLAN: EFFECTIVE DATE: AMENDMENTS.
          --------------------------------------------


          14.1.   Adoption: Effective Date of Plan. This Plan shall become
                  --------------------------------
effective and Options may be granted under the Plan upon its adoption by the Company's Board; provided, however, that the Plan shall be approved by stockholders of the Company within twelve months after the date of the Board's adopting the Plan, and any Options granted under the Plan after the Plan's adoption by the Board, but before the Plan's approval by the stockholders, shall not be exercisable until such shareholder approval has been obtained, and shall be subject to such approval.


          14.2.   Effective Date of Grant of Options and Stock Bonuses. The
                  ----------------------------------------------------
granting of an option pursuant to the Plan shall take place at the time of the Board's action, as described in the Plan; provided, however, that if the appropriate Board resolutions indicate that an Option is to be granted as of and at some future date, the date of grant shall be that future date.


          14.3.   Termination of Plan. Unless previously terminated by the
                  -------------------
Board, the Plan shall terminate at the close of business on ________________ (which is the day before the tenth anniversary of the adoption of this Plan by the Board), and no Options or Stock Bonuses shall be granted under it after that date, but such termination shall not affect any Participant's rights under an Option already granted to him.

                                                Exhibit "A" to the 1990 Employee
                                                Stock Option Plan


                         CALIFORNIA PIZZA KITCHEN, INC.

                        INCENTIVE STOCK OPTION AGREEMENT

          This Incentive Stock Option Agreement (the "Agreement") is made as of the ______ day of ________________, 19__, by and between California Pizza Kitchen, Inc., a California corporation, with its principal office at 211 South Beverly Drive, Suite 110, Beverly Hills, California (the "Company"), and ________________, (hereinafter called "Optionee").

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Board of Directors and the Shareholders of the Company have adopted the 1990 Employee Equity Participation Plan, of which the 1990 Employee Stock Option Plan (the "Plan") is a part; and

          WHEREAS, the Plan is to be administered by the Company's Board of Directors; and

          WHEREAS, the Board of Directors, by a resolution duly adopted on __________________ (the "Option Grant"), determined that Optionee should be granted an option under the Plan (the "Option") for the purchase of that number of shares of the Company's Common Stock specified in Section 1 of this Agreement at the price specified in Section 2 of this Agreement, subject to the terms and conditions set forth in the Plan and in this Agreement;

          WHEREAS, the capitalized terms used herein shall have the same meanings as assigned to them in the Plan, unless the context requires otherwise.

          NOW, THEREFORE, IT IS AGREED:

          Section 1.  GRANT OF OPTION.
          ---------   ---------------

          The Company hereby grants to Optionee the right and option to purchase all or any part of an aggregate of ______ shares of the Company's Common Stock, as currently constituted, subject to the terms and conditions of the Plan and as set forth in this Agreement. The option granted hereby is intended to be an Incentive Stock option as defined in Section 422A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code").

          Optionee acknowledges receiving a copy of the Plan. Except as otherwise expressly provided in this Agreement, all of the terms, provisions and conditions of the Plan are hereby made a part of this Agreement for all purposes. The provisions of the Plan shall control if there are any inconsistencies between the Agreement and the Plan.

          Section 2.  OPTION PRICE.
          ---------   ------------

          The Option price shall be $_____ per share, which is at least one hundred percent (100%) of the fair market value per share as of the date of the Option Grant as determined in the sole discretion of the Board of Directors of the Company.

          Section 3.  WHEN OPTION MAY BE EXERCISED.
          ---------   ----------------------------

          The Option shall become exercisable in ___________ (__) cumulative installments on the following dates:

               _____________________   _____ Shares (__%)

               _____________________   _____ Shares (__%)

               _____________________   _____ Shares (__%)

               _____________________   _____ Shares (__%)

               _____________________   _____ Shares (__%)

          The Option shall remain exercisable as to all of the shares of Common Stock stated in the Agreement until and including the tenth (10th) anniversary of the date of this Agreement, except as otherwise provided in Sections 5, 6 and 7 of this Agreement. Shares of Common Stock as to which the Option has become exercisable pursuant to this paragraph may be purchased any time after the applicable anniversary and before the expiration or termination of the Option.

          Section 4.  OPTION PERSONAL TO OPTIONEE.
          ---------   ---------------------------

          The Option may be exercised during the life of the Optionee only by him and may not be assigned, transferred, pledged, hypothecated, sold or otherwise disposed of, in whole or in part, either voluntarily or involuntarily. Any attempted assignment, transfer, pledge, hypothecation, sale or other disposition of the Option will be void and of no effect and, if voluntarily entered into by Optionee, shall terminate the Option. Notwithstanding the restrictions on transfer stated in this Section 4, if Optionee dies before the full exercise of the Option, the Option may be transferred under his will to, and exercised by, Optionee's personal representative or other such transferee or by operation of the laws of descent and distribution in accordance with Section 6 of the Agreement.

          Section 5.  TERMINATION OF EMPLOYMENT.
          ---------   -------------------------

          (a) If the Optionee's employment with (or the retention of his services by) the Company terminates for any reason other than Discharge for Cause, death, or disability (as defined below), then the Option may be exercised, but only during the three month period following termination of employment and only for the number of shares that Optionee could have purchased, pursuant to Section 3 of this Agreement, on the date of termination of his employment

          (b) Notwithstanding any other provision contained herein, if Optionee is Discharged for Cause before exercising the Options, all rights and benefits with respect to the Options shall immediately be deemed cancelled and may not be exercised.

          (c) In the event Optionee is granted an approved leave of absence, the Board, in its sole and entire discretion, may determine the duration and purpose of such leave of absence during which the employee may remain a participant in the Plan pursuant to the provisions of the Code and the regulations promulgated thereunder, except that in no event shall an Option be exercised after the expiration of the Option. The Option shall in no way confer upon Optionee any rights to remain in the employ of the Company or a parent or subsidiary of the Company.

          Section 6.  DEATH OR DISABILITY OF OPTIONEE.
          ---------   -------------------------------

          If Optionee (i) dies while employed by the Company or during the three month period after termination of his employment or (ii) becomes disabled (within the meaning of Code Section 22(e)(3) and his employment is terminated as a result of the disabling event, then the Option, to the extent not already exercised and in an amount not exceeding the number of shares that Optionee could have purchased under this Agreement on the date of termination of his employment, may be exercised by Optionee or, if Optionee has died, by his personal representative, heir or legatee, in whole or in part, within one year after Optionee ceases to be an employee of the Company (but not later than the final date set forth in Section 3 of this Agreement).

          Section 7.  CANCELLATION AND NEW GRANT OF OPTIONS.
          ---------   -------------------------------------

          Company shall have the authority to effect, at any time and from time to time, with the consent of the Optionee, the cancellation of this Option and to grant in substitution a new option covering the same or different number of shares but having an Option price per share not less than the fair market value on the new grant date as determined pursuant to the Plan.

          Section 8.  CONTINUATION OF EMPLOYMENT.
          ---------   --------------------------

          Notwithstanding the grant or terms of this Option, Optionee agrees and acknowledges that Optionee has no right to continued employment by the Company or any parent or subsidiary corporation. The Company or any parent or subsidiary corporation may terminate Optionee or increase or decrease Optionee's compensation from the rate in existence at the time of the granting of this Option. Nothing contained in this Option shall affect the other contractual rights of Optionee.

          Section 9.  PARENT, SUBSIDIARY AND SUCCESSOR OF THE COMPANY.
          ---------   -----------------------------------------------

          All references in the Agreement to the Company shall be deemed to include any parent or subsidiary of the Company (as defined in Section 425 of the Code), unless the context shall otherwise require or indicate.

          Section 10. EXERCISE OF OPTION.
          ----------  ------------------

          The Option, or any portion of the Option, shall be exercised by written notice delivered to the Company at its then principal offices, setting forth the number of shares with respect to which the Option is being exercised, accompanied by the full amount of the purchase price, in the form of cash, a certified or cashier's check, stock of the Company whose fair market value equals the exercise price per share of the Option multiplied by the number of shares being purchased (provided, however, that payment may not be by "statutory option stock" (as defined in Section 425(c)(3)(B) of the Code) unless the applicable holding period requirements specified in Code Section 425(c)
(3)(A)(ii) for the statutory option stock have been met), any combination of the foregoing, or other consideration as the Board may approve as provided in the Plan. Upon receipt of notice and payment, the Company shall promptly make arrangements for the issuance to Optionee of the number of shares as to which the Option was exercised. Nevertheless, the delivery date of the shares shall be extended for a period reasonably necessary to permit the Company to take any action required by any law or any regulation of any regulatory agency or other body having jurisdiction over the issuance of shares under this Agreement. In addition, the Company shall not be obligated to issue shares pursuant to the Option if counsel for the Company determines that the issuance would be or would likely be in violation of any applicable securities laws. The Company reserves the right to require Optionee, before receipt of the shares, to represent and warrant in writing, in form and substance satisfactory to the Company, that the shares purchased are being acquired without any view to distribution and to agree in writing to the imposition of legends on the share certificates setting forth any restrictions upon disposition required by applicable federal or state securities laws.

          In the event Optionee wishes to sell any shares purchased pursuant to the Option before the expiration of (a) one year from the date of their issuance, and (b) two years from the date of the granting of the Option, he shall notify the Company in writing not less than thirty days before the sale.

          Section 11.    FRACTIONAL SHARES.
          ----------     -----------------

          Notwithstanding any other provisions in this Agreement to the contrary, Optionee shall in no event be entitled to exercise the Option for any fractional shares; any such fractional interests shall be disregarded. A minimum of ten (10) shares of Common Stock may be purchased at any one time unless the number purchased is the total number available for purchase under the Option at the time.

          Section 12.    ADJUSTMENT UPON CHANGES IN CAPITALIZATION.
          ----------     -----------------------------------------

          The shares subject to the Option shall be subject to equitable and proportionate adjustment by the Board in the manner set forth in Paragraph 8 of the Plan in the event of the occurrence of any of the events specified therein.

          Section 13.    LIABILITY OF COMPANY.
          ----------     --------------------

          The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any shares of Common Stock pursuant to this Option shall relieve the Company of any liability in respect of the non-issuance or sale of the shares as to which such approval shall not have been obtained.

          Section 14.    WITHHOLDING.
          ----------     -----------

          Optionee hereby agrees to make appropriate arrangements with the Company or subsidiary employing Optionee for satisfaction of any federal, state or local income tax requirements applicable to the exercise of this option (if any).

          Section 15.    GOVERNING LAW.
          ----------     -------------

          The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California.

          Section 16.    CERTIFICATE LEGEND.
          ----------     ------------------

          Each certificate evidencing the issuance of shares shall have imprinted on it the following legend condition:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR STATE SECURITIES LAWS ("STATE ACTS") AND ARE RESTRICTED SECURITIES. THE RESTRICTED SECURITIES HAVE BEEN ACQUIRED FOR HOLDERS OWN ACCOUNT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. RESTRICTED SECURITIES MUST BE HELD INDEFINITELY UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE ACT OR STATE ACTS AND/OR EXEMPTION FROM SUCH REGISTRATION(S) IS (ARE) AVAILABLE."

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        CALIFORNIA PIZZA KITCHEN, INC.

                                        By: _______________________________
                                                       President

                                        By: _______________________________
                                                       Secretary


                                        OPTIONEE

                                        ___________________________________

                                                   Exhibit "B" to 1990 Employee
                                                   Stock Option Plan

                         CALIFORNIA PIZZA KITCHEN, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT


        This Non-Qualified Incentive Stock option Agreement (the "Agreement") is made as of the ____ day of ________________, 19__, by and between California Pizza Kitchen, Inc., a California corporation, with its principal office at 211 South Beverly Drive, Suite 110, Beverly Hills, California (the "Company"), and ___________________, (hereinafter called "Optionee").


                             W I T N E S S E T H:
                             - - - - - - - - - -

           WHEREAS, the Board of Directors and the Shareholders of the Company have adopted the 1990 Employee Equity Participation Plan, of which the 1990 Employee Stock Option Plan (the "Plan") is a part; and

           WHEREAS, the Plan is to be administered by the Company's Board of Directors; and

           WHEREAS, the Board of Directors, by a resolution duly adopted on _____________________ (the "Option Grant"), determined that Optionee should be granted an option under the Plan (the "Option") for the purchase of that number of shares of the Company's Common Stock specified in Section 1 of this Agreement at the price specified in Section 2 of this Agreement, subject to the terms and conditions set forth in the Plan and in this Agreement;

           WHEREAS, the capitalized terms used herein shall have the same meanings as assigned to them in the Plan, unless the context requires otherwise.

          NOW, THEREFORE, IT IS AGREED:

          Section 1.     GRANT OF OPTION.
          ---------      ---------------


          The Company hereby grants to Optionee the right and option to purchase all or any part of an aggregate of _______ shares of the Company's Common Stock, as currently constituted, subject to the terms and conditions of the Plan and as set forth in this Agreement.

          Optionee acknowledges receiving a copy of the Plan. Except as otherwise expressly provided in this Agreement, all of the terms, provisions and conditions of the Plan are hereby made a part of this Agreement for all purposes. The provisions of the Plan shall control if there are any inconsistencies between the Agreement and the Plan.

          Section 2.     OPTION PRICE.
          ---------      ------------

          The Option price shall be $ _____ per share.

          Section 3.     WHEN OPTION MAY BE EXERCISED.
          ---------      ----------------------------

          The Option shall become exercisable in ________ (__) cumulative installments on the following dates:

               ________________   ______  Shares (__%)

               ________________   ______  Shares (__%)

               ________________   ______  Shares (__%)

               ________________   ______  Shares (__%)

               ________________   ______  Shares (__%)

          The Option shall remain exercisable as to all of the shares of Common Stock stated in the Agreement until and including the tenth (10th) anniversary of the date of this Agreement, except as otherwise provided in Sections 5 and 6 of this Agreement. Shares of Common Stock as to which the Option has become exercisable pursuant to this section may be purchased any time after the applicable anniversary and before the expiration or termination of the Option.


          SECTION 4.     OPTION PERSONAL TO OPTIONEE.
          ---------      ---------------------------

          The Option may be exercised during the life of the Optionee only by him and may not be assigned, transferred, pledged, hypothecated, sold or otherwise disposed of, in whole or in part, either voluntarily or involuntarily. Any attempted assignment, transfer, pledge, hypothecation, sale or other disposition of the Option will be void and of no effect and, if voluntarily entered into by Optionee, shall terminate the Option. Notwithstanding the restrictions on transfer stated in this Section 4, if Optionee dies before the full exercise of the Option, the Option may be transferred under his will to, and exercised by, Optionee's personal representative or other such transferee or by operation of the laws of descent and distribution in accordance with Section 6 of this Agreement.


          SECTION 5.     TERMINATION OF EMPLOYMENT.
          ---------      -------------------------

          (a) If the Optionee's employment with (or the retention of his services by) the Company terminates for any reason other than Discharge for Cause, death, or disability (as defined below), then the Option may be exercised, but only during the three month period following termination of employment and only for the number of shares that Optionee could have purchased, pursuant to Section 3 of this Agreement, on the date of termination of his employment.

          (b) Notwithstanding any other provision contained herein, if Optionee is Discharged for Cause before exercising the Options, all rights and benefits with respect to the Options shall immediately be deemed cancelled and the Options may not be exercised.

          (c) In the event Optionee is granted an approved leave of absence, the Board, in its sole and entire discretion, may determine the duration and purpose of such leave of absence during which the employee may remain a participant in the Plan, except that in no event shall an Option be exercised after the expiration of the Option. The Option shall in no way confer upon Optionee any rights to remain in the employ of the Company or a parent or subsidiary of the Company.


          Section 6.     DEATH OR DISABILITY OF OPTIONEE.
          ---------      -------------------------------

          If Optionee (i) dies while employed or retained by the Company or during the three month period after termination of his employment or (ii) becomes disabled (within the meaning of Code Section 22(e)(3) and his employment is terminated as a result of the disabling event, then the Option, to the extent not already exercised and in an amount not exceeding the number of shares that Optionee could have purchased under this Agreement on the date of termination of his employment, may be exercised by Optionee or, if Optionee has died, by his personal representative, heir or legatee, in whole or in part, within one year after Optionee ceases to be an employee of the Company (but not later than the final date set forth in Section 3 of this Agreement).


          Section 7.     CANCELLATION AND NEW GRANT OF OPTIONS.
          ---------      -------------------------------------

          Company shall have the authority to effect, at any time and from time to time, with the consent of the Optionee, the cancellation of this Option and to grant in substitution a new option covering the same or different number of shares but having an Option price per share not less than the fair market value on the new grant date as determined pursuant to the Plan.

          Section 8.     CONTINUATION OF EMPLOYMENT.
          ---------      --------------------------

          Notwithstanding the grant or terms of this Option, Optionee agrees and acknowledges that Optionee has no right to continued employment or retention by the Company or any parent or subsidiary corporation. The Company or any parent or subsidiary corporation may terminate Optionee or increase or decrease Optionee's compensation from the rate in existence at the time of the granting of this Option. Nothing contained in this Option shall affect the other contractual rights of Optionee.


          Section 9.     PARENT, SUBSIDIARY AND SUCCESSOR OF THE COMPANY.
          ---------      -----------------------------------------------

          All references in the Agreement to the Company shall be deemed to include any parent or subsidiary of the Company (as defined in Section 425 of the Code), unless the context shall otherwise require or indicate.


          Section 10.    EXERCISE OF OPTION.
          ----------     ------------------

          The Option, or any portion of the Option, shall be exercised by written notice delivered to the Company at its then principal offices, setting forth the number of shares with respect to which the Option is being exercised, accompanied by the full amount of the purchase price, in the form of cash, a certified or cashier's check, stock of the Company whose fair market value equals the exercise price per share of the Option multiplied by the number of shares being purchased, any combination of the foregoing, or other consideration as the Board may approve as provided in the Plan. Upon receipt of notice and payment, the Company shall promptly make arrangements for the issuance to Optionee of the number of shares as to which the Option was exercised. Nevertheless, the delivery date of the shares shall be extended for a period reasonably necessary to permit the Company to take any action required by any law or any regulation of any regulatory agency or other body having jurisdiction over the issuance of shares under this Agreement. In addition, the Company shall not be obligated to issue shares pursuant to the Option if counsel for the Company determines that the issuance would be or would likely be in violation of any applicable securities laws. The Company reserves the right to require Optionee, before receipt of the shares, to represent and warrant in writing, in form and substance satisfactory to the Company, that the shares purchased are being acquired without any view to distribution and to agree in writing to the imposition of legends on the share certificates setting forth any restrictions upon disposition required by applicable federal or state securities laws.

          In the event Optionee wishes to sell any shares purchased pursuant to the Option before the expiration of (a) one year from the date of their issuance, and (b) two years from the date of the granting of the Option, he shall notify the Company in writing not less than thirty days before the sale.


          Section 11.    FRACTIONAL SHARES.
          ----------     -----------------

          Notwithstanding any other provisions in this Agreement to the contrary, Optionee shall in no event be entitled to exercise the Option for any fractional shares; any such fractional interests shall be disregarded. A minimum of ten (10) shares of Common Stock may be purchased at any one time unless the number purchased is the total number available for purchase under the Option at the time.


          Section 12.    ADJUSTMENT UPON CHANGES IN CAPITALIZATION.
          ----------     -----------------------------------------

          The shares subject to the Option shall be subject to equitable and proportionate adjustment by the Board in the manner set forth in Paragraph 8 of the Plan in the event of the occurrence of any of the events specified therein.

          Section 13.    LIABILITY OF COMPANY.
          ----------     --------------------

          The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any shares of Common Stock pursuant to this Option shall relieve the Company of any liability in respect of the non-issuance or sale of the shares as to which such approval shall not have been obtained.


          Section 14.    WITHHOLDING.
          ----------     -----------

          Optionee hereby agrees to make appropriate arrangements with the Company or subsidiary employing Optionee for satisfaction of any federal, state or local income tax requirements applicable to the exercise of this option (if any).


          Section 15.    GOVERNING LAW.
          ----------     -------------

          The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California.


          Section 16.    CERTIFICATE LEGEND.
          ----------     ------------------

          Each certificate evidencing the issuance of shares shall have imprinted on it the following legend condition:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR STATE SECURITIES LAWS ("STATE ACTS") AND ARE RESTRICTED SECURITIES. THE RESTRICTED SECURITIES HAVE BEEN ACQUIRED FOR HOLDERS OWN ACCOUNT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. RESTRICTED SECURITIES MUST BE HELD INDEFINITELY UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE ACT OR STATE ACTS AND/OR

          EXEMPTION FROM SUCH REGISTRATION(S) IS (ARE)
          AVAILABLE."

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        CALIFORNIA PIZZA KITCHEN, INC.

                                        By: ______________________________
                                                       President

                                        By: ______________________________
                                                       Secretary


                                        OPTIONEE

                                        __________________________________